Filed pursuant to Rule 424(b)(3)
File No. 333-275489

SUPPLEMENT
(to Prospectus and Statement of Additional
Information, each dated January 28, 2025)

Octagon XAI CLO Income Fund

This supplement amends certain information in the Prospectus and Statement of Additional Information (“SAI”), each dated January 28, 2025, as amended, of Octagon XAI CLO Income Fund (the “Fund”). Unless otherwise indicated, all other information included in the Prospectus and SAI, or any previous supplements thereto, that is not inconsistent with the information set forth in this supplement, remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the Prospectus and SAI, respectively.

Effective immediately the Fund will not impose an early withdrawal charge. All references to an early withdrawal charge are no longer applicable and are hereby deleted from both the Prospectus and the SAI in their entirety.

Prospectus and SAI Supplement dated November 25, 2025

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE